Exhibit 99.1

For Immediate Release

October 24, 2013

For More Information

Trisha Voltz Carlson

SVP, Investor Relations Manager

504.299.5208

trisha.carlson@hancockbank.com

Hancock reports third quarter 2013 financial results

GULFPORT, Miss. (October 24, 2013) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the third quarter of 2013. Operating income for the third quarter of 2013 was $46.8 million or $.56 per diluted common share, compared to $46.9 million, or $.55 in the second quarter of 2013. Operating income was $49.8 million, or $.58, in the third quarter of 2012. Operating income is defined as net income excluding tax-effected securities transactions gains or losses and one-time noninterest expense items. Included in the financial tables is a reconciliation of net income to operating income. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.

Hancock’s return on average assets (ROA) (operating) was 0.99% for the third quarter of 2013, unchanged from the second quarter of 2013. ROA (operating) was 1.07% in the third quarter a year ago.

Highlights of the Company’s third quarter of 2013 results:

•	Net income included one-time noninterest expense items of $20.9 million, or $13.6 million after tax, or $.17 per diluted common share

•

Core net interest income (TE) and net interest margin (NIM) remained relatively stable (the Company defines its core results as reported results less the impact of net purchase accounting adjustments.)

•	An increase of $4.6 million, or a tax-effected $.04 per diluted share, in purchased loan accretion related to excess cash recoveries

•	Approximately $92 million linked-quarter net loan growth, or 3% annualized, and $464 million, or 4%, year-over-year loan growth (each excluding the FDIC-covered portfolio)

•	Continued improvement in overall asset quality metrics

•	Decline in operating expense linked-quarter; on track to meet 1Q14 expense target

•	Closed 26 banking locations across the five-state footprint on August 30, 2013

Hancock reports third quarter 2013 financial results

October 24, 2013

“Our third quarter results reflect progress in implementing our current strategic initiatives,” said Hancock’s President and Chief Executive Officer Carl J. Chaney. “Stabilization of the core margin and net interest income, better loan pricing, improved asset quality, reduced operating expenses and ongoing focus on efficiency, are all keys to achieving our goals for 2014 and beyond. Our associates are working diligently to implement the expense and efficiency initiative, and we are confident we will meet the targets set earlier this year.”

Net income in the third quarter of 2013 was $33.2 million, or $.40 per diluted common share, compared to $46.9 million, or $.55, in the second quarter of 2013. Net income was $47.0 million, or $.55 per diluted common share, in the third quarter of 2012. Net income included certain one-time noninterest expenses of $20.9 million in the third quarter of 2013 and $5.3 million in the third quarter of 2012. Return on average assets (ROA) was 0.70% for the third quarter of 2013, compared to 0.99% in the second quarter of 2013 and 1.00% in the third quarter a year ago.

Loans

Total loans at September 30, 2013 were $11.7 billion, up $53 million from June 30, 2013. Excluding the FDIC-covered portfolio, which declined $39 million during the third quarter of 2013, total loans increased $92 million, or 1% linked-quarter.

Solid origination activity with commercial customers across the Company’s footprint, especially in south Louisiana, was offset by higher than normal paydowns and payoffs, as well as some seasonal net reductions. As a result, commercial and industrial (C&I) loans were down slightly for the quarter.

The largest component of linked-quarter net growth was in the residential mortgage portfolio, reflecting mainly a strategic decision to retain more of these loans on the balance sheet.

The net growth in the commercial real estate (CRE) portfolio during the third quarter came mainly from the transition of construction and land development (C&D) loans to permanent status.

For the third quarter of 2013, average loans totaled $11.8 billion, up almost $200 million from the second quarter of 2013.

Deposits

Total deposits at September 30, 2013 were $15.1 billion, down $101 million, or less than 1%, from June 30, 2013. Average deposits for the third quarter of 2013 were $15.0 billion, down $190 million, or 1%, from the second quarter of 2013.

Noninterest-bearing demand deposits (DDAs) totaled $5.5 billion at September 30, 2013, up $140 million, or 3%, compared to June 30, 2013. DDAs comprised 36% of total period-end deposits at September 30, 2013.

Time deposits (CDs) and interest-bearing public fund deposits totaled $3.6 billion at September 30, 2013, down $283 million, or 7%, from June 30, 2013. As noted previously, public fund deposits typically reflect higher balances at year-end with subsequent reductions beginning in the second quarter and continuing into the third quarter.

Hancock reports third quarter 2013 financial results

October 24, 2013

Asset Quality

Non-performing assets (NPAs) totaled $216 million at September 30, 2013, slightly down from June 30, 2013. During the third quarter total non-performing loans declined $14 million, while foreclosed and surplus real estate (ORE) and other foreclosed assets increased almost $14 million. Approximately $16 million was transferred into ORE when certain bank locations were closed on August 30, 2013 in connection with the Company’s efficiency initiative. Excluding the branch transfers, NPAs totaled $200 million at September 30, 2013, down $16 million from June 30, 2013. Non-performing assets as a percent of total loans, ORE and other foreclosed assets was 1.83% at September 30, 2013, compared to 1.84% at June 30, 2013.

The Company’s total allowance for loan losses was $138.2 million at September 30, 2013, up slightly from $138.0 million at June 30, 2013. The ratio of the allowance to period-end loans was 1.18%, unchanged from June 30, 2013. The allowance maintained on the originated portion of the loan portfolio totaled $77.4 million, or 0.89% of related loans, at September 30, 2013, compared to $76.4 million, or 0.93% of related loans, at June 30, 2013.

Net charge-offs from the non-covered loan portfolio were $5.4 million, or 0.18% of average total loans on an annualized basis in the third quarter of 2013, down from $7.0 million, or 0.24% of average total loans in the second quarter of 2013.

During the third quarter of 2013, Hancock recorded a total provision for loan losses of $7.6 million, down from $8.3 million in the second quarter of 2013. The provision for non-covered loans was $6.5 million in the third quarter of 2013, compared to $7.9 million in the second quarter of 2013. The net provision from the covered portfolio was $1.0 million for the third quarter of 2013 compared to $0.4 million for the second quarter of 2013.

Net Interest Income

Net interest income (TE) for the third quarter of 2013 was $174.1 million, up $2.3 million from the second quarter of 2013. Average earning assets were $16.4 billion in the third quarter of 2013, down $116 million, or less than 1%, from the second quarter of 2013.

The linked-quarter increase reflected mainly a higher level of total purchase-accounting loan accretion on acquired loans in the third quarter, mainly related to excess cash recoveries which can be volatile. Approximately $7.7 million ($.06 per diluted common share) of excess cash recoveries was included in the third quarter’s results, while approximately $3.1 million ($.02 per diluted common share) was included in the second quarter’s results. The slide presentation referenced below includes detailed information on expected loan accretion and excess cash recoveries.

The net interest margin (TE) was 4.23% for the third quarter of 2013, up 6 basis points (bps) from the second quarter of 2013. The core margin of 3.37% (reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets) compressed 1 basis point during the third quarter of 2013. The continued decline in the core loan yield was offset by improvement in the yield on investment securities and a slight decline in the cost of funds.

Hancock reports third quarter 2013 financial results

October 24, 2013

Noninterest Income

Noninterest income totaled $63.1 million for the third quarter of 2013, down $0.8 million from the second quarter of 2013.

Service charges on deposits totaled $20.5 million for the third quarter of 2013, up $0.7 million, or 3%, from the second quarter of 2013. Bankcard and ATM fees totaled $12.2 million, up $0.8 million, or 7%, from the second quarter of 2013.

Trust, investment and annuity, and insurance fees totaled $18.3 million, down $1.5 million, or 8%, from the second quarter of 2013. The linked-quarter decrease reflects some seasonality in these lines of business, in addition to the impact of higher equity market valuations in the second quarter of 2013.

Fees from secondary mortgage operations totaled $2.5 million for the third quarter of 2013, down $1.7 million, or 40%, linked-quarter. The decline mainly reflects a lower level of loans sold during the quarter as noted earlier. Mortgage loan activity also slowed towards the end of the third quarter, reflecting mainly the impact of increased longer-term interest rates on originations.

Noninterest Expense & Taxes

Noninterest expense for the third quarter of 2013 totaled $182.2 million, including $20.9 million of one-time costs related mainly to the expense and efficiency initiative. Excluding these costs, noninterest expense (or operating expense) totaled $161.3 million, down $0.9 million from the second quarter of 2013.

Total personnel expense, the largest component of the Company’s expense base, was $86.9 million in the third quarter of 2013, down $0.7 million, or 1%, from the second quarter of 2013.

ORE expense totaled $2.4 million in the third quarter of 2013, down $0.9 million from the second quarter, while other operating expense of $47.2 million was up $0.7 million, or 1%, from the second quarter of 2013.

The Company remains on track to achieve its efficiency and expense reduction target for the first quarter of 2014. In August of 2013, the Company completed the previously announced closing of 26 branch locations across its five-state footprint. The sales of 10 additional branch locations, which were also announced previously, are subject to regulatory approvals and certain closing conditions, and will be reflected in Hancock’s fourth quarter 2013 and first quarter of 2014 financial results.

Hancock reports third quarter 2013 financial results

October 24, 2013

The effective income tax rate for the third quarter of 2013 was 26%, up slightly from the second quarter of 2013. The effective income tax rate continues to be less than the statutory rate of 35% due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity totaled $2.4 billion at September 30, 2013 and the tangible common equity (TCE) ratio increased 16 bps to 8.68%. Management continues to review the strategic opportunities presented by Hancock’s strong capital position, including additional stock buybacks, organic growth, acquisitions or increased dividends. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Friday, October 25, 2013 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock’s website at www.hancockbank.com. A slide presentation related to third quarter results is also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through October 31, 2013 by dialing (855) 859-2056 or (404) 537-3406, passcode 74981574.

About Hancock Holding Company

Hancock Holding Company is the parent company of Hancock Bank and Whitney Bank. The Company operates as Hancock Bank in south Mississippi, southern and central Alabama, and the northern, central, and panhandle regions of Florida; and as Whitney Bank in south Louisiana and Houston, Texas. The Hancock Holding Company family of financial services companies also includes Hancock Investment Services, Inc.; Hancock Insurance Agency and Whitney Insurance Agency, Inc.; corporate trust offices in Gulfport and Jackson, Mississippi, New Orleans and Baton Rouge, Louisiana, and Orlando, Florida; and Harrison Finance Company. Additional information is available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.

Forward-looking statements that we may make include, but may not be limited to, comments with respect to future levels of economic activity in our markets, loan growth, deposit trends, credit quality trends, future sales of nonperforming assets, net interest margin trends, future expense levels and the ability to achieve reductions in non-interest expense or other cost savings, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, the impact of the branch rationalization process, and the financial impact of regulatory requirements.

Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors outlined in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov).

You are cautioned not to place undue reliance on these forward-looking statements. Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

Hancock Holding Company

Financial Highlights

(amounts in thousands, except per share data and FTE headcount)

(unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2013	6/30/2013	9/30/2012	9/30/2013	9/30/2012
Per Common Share Data
Earnings per share:
Basic	$0.40	$0.55	$0.55	$1.51	$1.23
Diluted	$0.40	$0.55	$0.55	$1.51	$1.22
Operating earnings per share: (a)
Basic	$0.56	$0.55	$0.58	$1.67	$1.61
Diluted	$0.56	$0.55	$0.58	$1.67	$1.60
Cash dividends per share	$0.24	$0.24	$0.24	$0.72	$0.72
Book value per share (period-end)	$28.70	$28.57	$28.71	$28.70	$28.71
Tangible book value per share (period-end)	$19.04	$18.83	$18.97	$19.04	$18.97
Weighted average number of shares:
Basic	82,091	83,279	84,777	83,404	84,757
Diluted	82,205	83,357	85,632	83,496	85,525
Period-end number of shares	82,107	82,078	84,782	82,107	84,782
Market data:
High sales price	$33.85	$30.93	$33.27	$33.85	$36.73
Low sales price	$29.00	$25.00	$27.99	$25.00	$27.96
Period end closing price	$31.38	$30.07	$30.98	$31.38	$30.98
Trading volume	29,711	38,599	26,877	97,779	98,609
Other Period-end Data
FTE headcount	4,068	4,160	4,290	4,068	4,290
Tangible common equity	$1,563,542	$1,545,122	$1,608,285	$1,563,542	$1,608,285
Tier I capital	$1,657,136	$1,632,874	$1,631,372	$1,657,136	$1,631,372
Goodwill	$625,675	$625,675	$628,877	$625,675	$628,877
Amortizing intangibles	$167,116	$174,423	$197,139	$167,116	$197,139
Performance Ratios
Return on average assets	0.70%	0.99%	1.00%	0.91%	0.74%
Return on average assets (operating) (a)	0.99%	0.99%	1.07%	1.00%	0.97%
Return on average common equity	5.63%	7.82%	7.77%	7.18%	5.86%
Return on average common equity (operating) (a)	7.93%	7.82%	8.24%	7.93%	7.68%
Return on average tangible common equity	8.54%	11.74%	11.87%	10.80%	9.06%
Return on average tangible common equity (operating) (a)	12.03%	11.74%	12.59%	11.94%	11.88%
Tangible common equity ratio	8.68%	8.52%	9.09%	8.68%	9.09%
Earning asset yield (TE)	4.47%	4.42%	4.84%	4.50%	4.82%
Total cost of funds	0.24%	0.25%	0.30%	0.26%	0.34%
Net interest margin (TE)	4.23%	4.17%	4.54%	4.24%	4.48%
Efficiency ratio (b)	64.95%	65.68%	64.33%	64.93%	65.93%
Allowance for loan losses as a percent of period-end loans	1.18%	1.18%	1.19%	1.18%	1.19%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	94.69%	91.43%	77.81%	94.69%	77.81%
Average loan/deposit ratio	78.70%	76.41%	75.85%	76.80%	74.14%
Noninterest income excluding securities transactions as a percent of total revenue (TE)	26.59%	27.11%	25.86%	26.36%	25.83%

(a)	Excludes tax-effected securities transactions and one-time noninterest expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(b)	Efficiency ratio is defined as noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles, one-time noninterest expense items, and securities transactions.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2013	6/30/2013	9/30/2012	9/30/2013	9/30/2012
Asset Quality Information
Non-accrual loans (c)	$100,649	$110,516	$135,499	$100,649	$135,499
Restructured loans (d)	29,705	33,741	32,339	29,705	32,339

Total non-performing loans	130,354	144,257	167,838	130,354	167,838
ORE and foreclosed assets	85,560	72,235	130,613	85,560	130,613

Total non-performing assets	$215,914	$216,492	$298,451	$215,914	$298,451

Non-performing assets as a percent of loans, ORE and foreclosed assets	1.83%	1.84%	2.58%	1.83%	2.58%
Accruing loans 90 days past due (c)	$15,620	$6,647	$6,423	$15,620	$6,423
Accruing loans 90 days past due as a percent of loans	0.13%	0.06%	0.06%	0.13%	0.06%
Non-performing assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.96%	1.90%	2.64%	1.96%	2.64%
Net charge-offs - non-covered	$5,430	$7,032	$9,728	$19,095	$26,993
Net charge-offs - covered	506	2,026	3,550	5,754	22,839
Net charge-offs - non-covered as a percent of average loans	0.18%	0.24%	0.34%	0.22%	0.32%
Allowance for loan losses	$138,223	$137,969	$135,591	$138,223	$135,591
Allowance for loan losses as a percent of period-end loans	1.18%	1.18%	1.19%	1.18%	1.19%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	94.69%	91.43%	77.81%	94.69%	77.81%
Provision for loan losses	$7,569	$8,257	$8,101	$25,404	$26,141
Allowance for Loan Losses
Beginning Balance	$137,969	$137,777	$140,768	$136,171	$124,881
Net provision for loan losses - covered loans	1,024	362	—	7,987	2,624
Provision for loan losses - non-covered loans	6,545	7,895	8,101	17,417	23,517

Net provision for loan losses	7,569	8,257	8,101	25,404	26,141

Increase (decrease) in FDIC loss share receivable	(1,379)	993	—	1,497	34,401
Charge-offs - non-covered	8,698	11,451	12,211	31,386	34,588
Recoveries - non-covered	(3,268)	(4,419)	(2,483)	(12,291)	(7,595)
Net charge-offs - covered	506	2,026	3,550	5,754	22,839

Net charge-offs	5,936	9,058	13,278	24,849	49,832

Ending Balance	$138,223	$137,969	$135,591	$138,223	$135,591

Net Charge-off Information
Net charge-offs - non-covered:
Commercial/real estate loans	$1,267	$3,834	$3,905	$9,405	$13,811
Residential mortgage loans	541	702	2,012	891	4,579
Consumer loans	3,622	2,496	3,811	8,799	8,603

Total net charge-offs - non-covered	$5,430	$7,032	$9,728	$19,095	$26,993

Average loans:
Commercial/real estate loans	$8,582,849	$8,418,140	$8,018,634	$8,429,559	$7,994,444
Residential mortgage loans	1,668,201	1,625,672	1,573,559	1,640,320	1,557,210
Consumer loans	1,570,345	1,579,397	1,667,399	1,589,366	1,646,100

Total average loans	$11,821,395	$11,623,209	$11,259,592	$11,659,245	$11,197,754

Net charge-offs - non-covered to average loans:
Commercial/real estate loans	0.06%	0.18%	0.19%	0.15%	0.23%
Residential mortgage loans	0.13%	0.17%	0.51%	0.07%	0.39%
Consumer loans	0.92%	0.63%	0.91%	0.74%	0.70%

Total net charge-offs - non-covered to average loans	0.18%	0.24%	0.34%	0.22%	0.32%

(c)	Non-accrual loans and accruing loans past due 90 days or more do not include non-accrual restructured loans and acquired credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(d)	Included in restructured loans are $19.1 million, $22.2 million, and $21.6 million in non-accrual loans at 9/30/13, 6/30/13, and 9/30/12, respectively. Total excludes acquired credit-impaired loans.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2013	6/30/2013	9/30/2012	9/30/2013	9/30/2012
Income Statement
Interest income	$181,639	$179,649	$189,205	$546,560	$571,410
Interest income (TE)	184,221	182,292	192,071	554,511	580,060
Interest expense	10,109	10,470	11,949	31,836	40,407

Net interest income (TE)	174,112	171,822	180,122	522,675	539,653
Provision for loan losses	7,569	8,257	8,101	25,404	26,141
Noninterest income excluding securities transactions	63,057	63,897	62,842	187,141	187,888
Securities transactions gains	—	—	917	—	929
Noninterest expense	182,205	162,250	169,714	504,057	555,149

Income before income taxes	44,813	62,569	63,200	172,404	138,530
Income tax expense	11,611	15,707	16,216	43,764	33,747

Net income	$33,202	$46,862	$46,984	$128,640	$104,783

Adjustments from net to operating income
Securities transactions gains	—	—	917	—	929
One-time noninterest expense items
Merger-related expenses	—	—	(38)	—	45,789
Sub-debt early redemption costs	—	—	5,336	—	5,336
Expense & efficiency initiative and other items	20,887	—	—	20,887	—

Total one-time noninterest expense items	20,887	—	5,298	20,887	51,125
Taxes on adjustments at 35%	7,310	—	1,533	7,310	17,569

Total adjustments (net of taxes)	13,577	—	2,848	13,577	32,627

Operating income (e)	$46,779	$46,862	$49,832	$142,217	$137,410

Noninterest Income and Noninterest Expense
Service charges on deposit accounts	$20,519	$19,864	$20,834	$59,398	$58,015
Trust fees	9,477	9,803	7,743	27,972	24,464
Bank card and ATM fees	12,221	11,399	11,869	34,678	37,586
Investment & annuity fees	5,186	5,192	4,269	14,955	13,291
Secondary mortgage market operations	2,467	4,139	4,312	10,989	11,328
Insurance fees	3,661	4,845	4,045	12,500	12,103
Other income	9,526	8,655	9,770	26,649	31,101

Noninterest income excluding securities transactions	63,057	63,897	62,842	187,141	187,888
Securities transactions gains	—	—	917	—	929

Total noninterest income including securities transactions	$63,057	$63,897	$63,759	$187,141	$188,817

Personnel expense	$86,850	$87,595	$88,176	$262,372	$269,376
Occupancy expense (net)	12,369	12,404	13,169	37,099	41,173
Equipment expense	5,120	4,919	5,010	15,340	16,811
Other real estate owned expense (net)	2,439	3,355	4,590	6,502	10,014
Other operating expense	47,234	46,546	45,361	139,565	142,314
Amortization of intangibles	7,306	7,431	8,110	22,292	24,336

Total operating expense	161,318	162,250	164,416	483,170	504,024
One-time noninterest expense items	20,887	—	5,298	20,887	51,125

Total noninterest expense	$182,205	$162,250	$169,714	$504,057	$555,149

(e)	Net income less tax-effected securities gains/losses and one-time noninterest expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Period-end Balance Sheet
Commercial non-real estate loans	$4,625,315	$4,653,342	$4,425,286	$4,433,288	$4,235,823
Construction and land development loans	920,408	966,499	992,820	989,306	1,044,637
Commercial real estate loans	2,914,969	2,872,254	2,873,403	2,923,094	2,907,007
Residential mortgage loans	1,695,197	1,616,093	1,587,519	1,577,944	1,561,640
Consumer loans	1,578,583	1,573,309	1,603,734	1,654,170	1,685,341

Total loans	11,734,472	11,681,497	11,482,762	11,577,802	11,434,448

Loans held for sale	18,444	20,233	34,813	50,605	50,389
Securities	4,124,202	4,303,918	4,662,279	3,716,460	4,053,271
Short-term investments	462,313	442,917	475,677	1,500,188	320,057

Earning assets	16,339,431	16,448,565	16,655,531	16,845,055	15,858,165

Allowance for loan losses	(138,223)	(137,969)	(137,777)	(136,171)	(135,591)
Other assets	2,600,638	2,623,705	2,546,369	2,755,601	2,800,472

Total assets	$18,801,846	$18,934,301	$19,064,123	$19,464,485	$18,523,046

Noninterest bearing deposits	$5,479,696	$5,340,177	$5,418,463	$5,624,127	$5,151,146
Interest bearing transaction and savings deposits	6,008,042	5,965,372	6,017,735	6,038,003	5,876,638
Interest bearing public fund deposits	1,240,336	1,410,866	1,528,790	1,580,260	1,321,227
Time deposits	2,326,797	2,439,523	2,288,363	2,501,798	2,423,940

Total interest bearing deposits	9,575,175	9,815,761	9,834,888	10,120,061	9,621,805

Total deposits	15,054,871	15,155,938	15,253,351	15,744,188	14,772,951
Short-term borrowings	782,779	828,107	722,537	639,133	748,634
Long-term debt	376,664	385,122	393,920	396,589	308,327
Other liabilities	231,090	219,794	217,215	231,297	258,646
Common shareholders’ equity	2,356,442	2,345,340	2,477,100	2,453,278	2,434,488

Total liabilities & common equity	$18,801,846	$18,934,301	$19,064,123	$19,464,485	$18,523,046

Capital Ratios
Common shareholders’ equity	$2,356,442	$2,345,340	$2,477,100	$2,453,278	$2,434,488
Tier 1 capital (f)	1,657,136	1,632,874	1,700,115	1,668,809	1,631,372
Tangible common equity ratio	8.68%	8.52%	9.14%	8.77%	9.09%
Common equity (period-end) as a percent of total assets (period-end)	12.53%	12.39%	12.99%	12.60%	13.14%
Leverage (Tier 1) ratio (f)	9.17%	8.96%	9.28%	9.11%	9.17%
Tier 1 risk-based capital ratio (f)	12.16%	11.98%	12.78%	12.64%	12.49%
Total risk-based capital ratio (f)	13.62%	13.43%	14.41%	14.28%	14.14%

(f)	Estimated for most recent period-end.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2013	6/30/2013	9/30/2012	9/30/2013	9/30/2012
Average Balance Sheet
Commercial non-real estate loans	$4,720,608	$4,539,259	$4,056,457	$4,558,934	$3,903,767
Construction and land development loans	970,411	984,449	1,092,181	976,702	1,197,915
Commercial real estate loans	2,891,830	2,894,432	2,869,996	2,893,923	2,892,762
Residential mortgage loans	1,668,201	1,625,672	1,573,559	1,640,320	1,557,210
Consumer loans	1,570,345	1,579,397	1,667,399	1,589,366	1,646,100

Total loans (g)	11,821,395	11,623,209	11,259,592	11,659,245	11,197,754

Securities (h)	4,135,348	4,423,441	4,039,191	4,163,436	4,174,956
Short-term investments	427,892	453,565	531,195	644,349	705,205

Earning assets	16,384,635	16,500,215	15,829,978	16,467,030	16,077,915

Allowance for loan losses	(137,936)	(137,815)	(140,661)	(137,624)	(136,257)
Other assets	2,549,328	2,660,432	2,909,649	2,659,791	2,983,774

Total assets	$18,796,027	$19,022,832	$18,598,966	$18,989,197	$18,925,432

Noninterest bearing deposits	$5,415,303	$5,346,916	$5,076,152	$5,359,325	$5,194,751
Interest bearing transaction and savings deposits	5,919,709	5,965,769	5,869,281	5,955,711	5,792,586
Interest bearing public fund deposits	1,302,425	1,483,267	1,426,405	1,463,750	1,491,514
Time deposits	2,384,248	2,415,411	2,473,450	2,402,061	2,624,039

Total interest bearing deposits	9,606,382	9,864,447	9,769,136	9,821,522	9,908,139

Total deposits	15,021,685	15,211,363	14,845,288	15,180,847	15,102,890
Short-term borrowings	820,500	790,103	794,925	791,641	842,702
Long-term debt	385,203	393,641	317,379	391,712	344,638
Other liabilities	229,694	222,656	236,134	228,056	245,940
Common shareholders’ equity	2,338,945	2,405,069	2,405,240	2,396,941	2,389,262

Total liabilities & common equity	$18,796,027	$19,022,832	$18,598,966	$18,989,197	$18,925,432

(g)	Includes loans held for sale
(h)	Average securities does not include unrealized holding gains/losses on available for sale securities.

Hancock Holding Company

Average Balance and Net Interest Margin Summary

(amounts in thousands)

(unaudited)

	Three Months Ended
	9/30/2013			6/30/2013			9/30/2012
	Interest	Volume	Rate	Interest	Volume	Rate	Interest	Volume	Rate
Average Earning Assets
Commercial & real estate loans (TE)	$109,450	$8,582,849	5.06%	$103,344	$8,418,140	4.92%	$109,069	$8,018,634	5.41%
Residential mortgage loans	24,968	1,668,201	5.99%	27,540	1,625,672	6.78%	28,533	1,573,559	7.25%
Consumer loans	25,740	1,570,345	6.51%	26,534	1,579,397	6.74%	29,942	1,667,399	7.14%
Loan fees & late charges	689	—	0.00%	1,236	—	0.00%	891	—	0.00%

Total loans (TE)	160,847	11,821,395	5.41%	158,654	11,623,209	5.47%	168,435	11,259,592	5.95%
US Treasury and government agency securities	33	5,585	2.34%	1	150	2.67%	51	18,419	1.10%
CMOs	7,278	1,463,403	1.99%	7,454	1,589,017	1.88%	7,820	1,663,741	1.88%
Mortgage backed securities	13,042	2,410,763	2.16%	13,217	2,593,270	2.04%	12,530	2,097,097	2.39%
Municipals (TE)	2,715	247,140	4.39%	2,630	232,987	4.51%	2,864	252,771	4.51%
Other securities	53	8,457	2.51%	56	8,017	2.79%	63	7,163	3.58%

Total securities (TE) (i)	23,121	4,135,348	2.24%	23,358	4,423,441	2.11%	23,328	4,039,191	2.30%
Total short-term investments	253	427,892	0.23%	280	453,565	0.25%	308	531,195	0.23%
Average earning assets yield (TE)	$184,221	$16,384,635	4.47%	$182,292	$16,500,215	4.42%	$192,071	$15,829,978	4.84%
Interest-bearing Liabilities
Interest-bearing transaction and savings deposits	$1,398	$5,919,709	0.09%	$1,542	$5,965,769	0.10%	$1,688	$5,869,281	0.11%
Time deposits	3,687	2,384,248	0.61%	3,795	2,415,411	0.63%	4,829	2,473,450	0.78%
Public funds	766	1,302,425	0.23%	852	1,483,267	0.23%	1,002	1,426,405	0.28%

Total interest bearing deposits	5,851	9,606,382	0.24%	6,189	9,864,447	0.25%	7,519	9,769,136	0.31%
Short-term borrowings	1,074	820,500	0.52%	1,058	790,103	0.54%	1,522	794,925	0.76%
Long-term debt	3,184	385,203	3.28%	3,223	393,641	3.28%	2,908	317,379	3.65%

Total borrowings	4,258	1,205,703	1.40%	4,281	1,183,744	1.45%	4,430	1,112,304	1.58%
Total interest bearing liabilities cost	$10,109	$10,812,085	0.37%	$10,470	$11,048,191	0.38%	$11,949	$10,881,440	0.44%
Net interest-free funding sources		5,572,550			5,452,024			4,948,538
Total Cost of Funds	$10,109	$16,384,635	0.24%	$10,470	$16,500,215	0.25%	$11,949	$15,829,978	0.30%
Net Interest Spread (TE)	$174,112		4.10%	$171,822		4.04%	$180,122		4.40%
Net Interest Margin (TE)	$174,112	$16,384,635	4.23%	$171,822	$16,500,215	4.17%	$180,122	$15,829,978	4.54%

(i)	Average securities does not include unrealized holding gains/losses on available for sale securities.

Hancock Holding Company

Average Balance and Net Interest Margin Summary

(amounts in thousands)

(unaudited)

	Nine Months Ended
	9/30/2013			9/30/2012
	Interest	Volume	Rate	Interest	Volume	Rate
Average Earning Assets
Commercial & real estate loans (TE)	$326,090	$8,429,559	5.17%	$330,355	$7,994,444	5.52%
Residential mortgage loans	78,188	1,640,320	6.36%	83,664	1,557,210	7.16%
Consumer loans	78,775	1,589,366	6.63%	86,876	1,646,100	7.05%
Loan fees & late charges	2,493	—	0.00%	3,238	—	0.00%

Total loans (TE)	485,546	11,659,245	5.56%	504,133	11,197,754	6.01%
US Treasury and government agency securities	51	3,771	1.81%	2,052	126,273	2.17%
CMOs	21,823	1,528,825	1.90%	22,586	1,534,909	1.96%
Mortgage backed securities	37,864	2,390,098	2.11%	40,858	2,237,794	2.43%
Municipals (TE)	7,899	232,478	4.53%	8,872	267,793	4.42%
Other securities	150	8,264	2.42%	255	8,187	4.15%

Total securities (TE) (j)	67,787	4,163,436	2.17%	74,623	4,174,956	2.39%
Total short-term investments	1,178	644,349	0.24%	1,304	705,205	0.25%
Average earning assets yield (TE)	$554,511	$16,467,030	4.50%	$580,060	$16,077,915	4.82%
Interest-Bearing Liabilities
Interest-bearing transaction deposits	$4,599	$5,955,711	0.10%	$5,634	$5,792,586	0.13%
Time deposits	11,568	2,402,061	0.64%	16,735	2,624,039	0.85%
Public funds	2,618	1,463,750	0.24%	3,285	1,491,514	0.29%

Total interest bearing deposits	18,785	9,821,522	0.26%	25,654	9,908,139	0.35%
Short-term borrowings	3,450	791,641	0.58%	4,792	842,702	0.76%
Long-term debt	9,601	391,712	3.28%	9,961	344,638	3.86%

Total borrowings	13,051	1,183,353	1.47%	14,753	1,187,340	1.66%
Total interest bearing liabilities cost	$31,836	$11,004,875	0.39%	$40,407	$11,095,479	0.49%
Net interest-free funding sources		5,462,155			4,982,436
Total Cost of Funds	$31,836	$16,467,030	0.26%	$40,407	$16,077,915	0.34%
Net Interest Spread (TE)	$522,675		4.11%	$539,653		4.33%
Net Interest Margin (TE)	$522,675	$16,467,030	4.24%	$539,653	$16,077,915	4.48%

(j)	Average securities does not include unrealized holding gains/losses on available for sale securities.

Hancock Holding Company

Quarterly Financial Data

(amounts in thousands, except per share data and FTE headcount)

(unaudited)

	Three Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Per Common Share Data
Earnings per share:
Basic	$0.40	$0.55	$0.56	$0.55	$0.55
Diluted	$0.40	$0.55	$0.56	$0.54	$0.55
Operating earnings per share: (k)
Basic	$0.56	$0.55	$0.56	$0.54	$0.58
Diluted	$0.56	$0.55	$0.56	$0.54	$0.58
Cash dividends per share	$0.24	$0.24	$0.24	$0.24	$0.24
Book value per share (period-end)	$28.70	$28.57	$29.18	$28.91	$28.71
Tangible book value per share (period-end)	$19.04	$18.83	$19.67	$19.27	$18.97
Weighted average number of shares:
Basic	82,091	83,279	84,871	84,798	84,777
Diluted	82,205	83,357	84,972	85,777	85,632
Period-end number of shares	82,107	82,078	84,882	84,848	84,782
Market data:
High sales price	$33.85	$30.93	$33.59	$32.50	$33.27
Low sales price	$29.00	$25.00	$29.37	$29.47	$27.99
Period end closing price	$31.38	$30.07	$30.92	$31.73	$30.98
Trading volume	29,711	38,599	29,469	20,910	26,877
Other Period-end Data
FTE headcount	4,068	4,160	4,197	4,235	4,290
Tangible common equity	$1,563,542	$1,545,122	$1,669,435	$1,634,833	$1,608,285
Tier I capital	$1,657,136	$1,632,874	$1,700,115	$1,668,809	$1,631,372
Goodwill	$625,675	$625,675	$625,675	$628,877	$628,877
Amortizing intangibles	$167,116	$174,423	$181,853	$189,409	$197,139
Performance Ratios
Return on average assets	0.70%	0.99%	1.03%	0.99%	1.00%
Return on average assets (operating) (k)	0.99%	0.99%	1.03%	0.98%	1.07%
Return on average common equity	5.63%	7.82%	8.05%	7.67%	7.77%
Return on average common equity (operating) (k)	7.93%	7.82%	8.05%	7.60%	8.24%
Return on average tangible common equity	8.54%	11.74%	12.04%	11.58%	11.87%
Return on average tangible common equity (operating) (k)	12.03%	11.74%	12.04%	11.48%	12.59%
Tangible common equity ratio	8.68%	8.52%	9.14%	8.77%	9.09%
Earning asset yield (TE)	4.47%	4.42%	4.60%	4.76%	4.84%
Total cost of funds	0.24%	0.25%	0.28%	0.28%	0.30%
Net interest margin (TE)	4.23%	4.17%	4.32%	4.48%	4.54%
Efficiency ratio (l)	64.95%	65.68%	64.17%	60.78%	64.33%
Allowance for loan losses as a percent of period-end loans	1.18%	1.18%	1.20%	1.18%	1.19%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	94.69%	91.43%	87.34%	81.40%	77.81%
Average loan/deposit ratio	78.70%	76.41%	75.30%	76.29%	75.85%
Noninterest income excluding securities transactions as a percent of total revenue (TE)	26.59%	27.11%	25.40%	26.02%	25.86%

(k)	Excludes tax-effected securities transactions and one-time noninterest expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(l)	Efficiency ratio is defined as noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles, one-time noninterest expense items, and securities transactions.

Hancock
HOLDING COMPANY

Hancock Holding Company

Strong Opportunities

Hancock Holding Company

Third Quarter 2013 Financial Results October 24, 2013 Third Quarter 2013 Financial Results October 24, 2013

Forward-Looking
Statements
Forward-Looking
Statements
Certain of the statements or information included in this presentation may constitute forward-looking statements.  Forward-looking statements include projections of revenue, costs, results of operations or financial condition or statements regarding future market conditions or our potential plans and strategies for the future.  Forward-looking statements that we may make include, but may not be limited to, comments with respect to future levels of economic activity in our markets, loan growth, deposit trends, credit quality trends, future sales of nonperforming assets, net interest margin trends, future expense levels and the ability to achieve reductions in non-interest expense or other cost savings, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, the impact of the branch rationalization process, and the financial impact of regulatory requirements.  Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.
We believe that the expectations reflected or implied by any forward-looking statements are based on reasonable assumptions, but actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results or outcomes to differ from those expressed in the Company's forward-looking statements include, but are not limited to, those outlined in
Hancock's SEC filings, including the “Risk Factors” section of the Company’s 10-K for the year ended
December 31, 2012 and most recent  form 10-Q.
Hancock undertakes no obligation to update or revise any forward-looking statements, and you are cautioned not to place undue reliance on such forward-looking statements.

•
Net income (operating) $47 million or
$.56 per diluted common share
•
An increase of $4.6 million in loan accretion,
or $.04 per diluted common share, from excess
cash recoveries
•
$20.9 million of certain one-time noninterest
expense items
•
ROA (operating) 0.99%
•
ROTCE (operating) 12.03%
•
Net loan growth (excluding covered loans),
up 3% linked-quarter annualized
•
Core net interest income (TE) and NIM stable
•
Remain on track to meet 1Q14 expense target
•
Improved asset quality metrics
Third Quarter Highlights
Third Quarter Highlights

•
Operating income is defined as net income excluding tax-effected securities transactions gains or losses and one-time noninterest expense items.
•
Core is defined as reported results less purchase accounting adjustments.  See table on slide 11.
** Noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles and one-time noninterest expense items.
($s in millions; except per share
data)
3Q13 2Q13 LQ
change
Operating Income $46.8 $46.9 ---
Earnings Per Share (diluted) -
operating
$.56 $.55 +2%
Net Income $33.2 $46.9 -29%
Earnings Per Share (diluted) $.40 $.55 -27%
One-time noninterest expense
items
$20.9 --- n/m
Return on Assets (operating) (%) 0.99 0.99 ---
Return on Tangible Common
Equity (operating) (%)
12.03 11.74 +29bps
Total Loans (excluding covered
loans)
$11,343 $11,251 +1%
Net Interest Margin (%) 4.23 4.17 +6bps
Net Interest Margin (%) (core)* 3.37 3.38 -1bp
Net Charge-offs (%)
(non-covered)
0.18 0.24 -6bps
Tangible Common Equity (%) 8.68 8.52 +16bps
Efficiency Ratio**  (operating)
(%)
64.95 65.68 -73bps

Total Loan Mix 9/30/13
Consumer $1,579 14%
C&I $4,625 39%
Residential mortgage $1,695 14%
CRE $2,915 25%
C&D $920 8%

Total Loan Mix 6/30/13
Consumer $1,573 13%
C&I $4,653 40%
Residential mortgage $1,616 14%
CRE $2,872 25%
C&D $967 8%

Strong Originations Offset By Payoff
Strong Originations Offset By Payoff
Activity
Activity
•
Excluding the FDIC covered loans, total loans of
$11.3 billion were up $92 million, or 3%, LQA
•
Solid origination activity commercial customers
across the footprint, especially in south Louisiana,
was offset by higher than normal paydowns and
payoffs as well as some seasonal net reductions
•
Linked-quarter growth in mortgage lending
reflects a strategic decision to retain more
mortgage loans on the balance sheet
•
Net growth in the commercial real estate (CRE)
portfolio came mainly from the transition of
construction and land development (C&D) loans
to permanent status
Period-end balances. As of September 30, 2013

$s in millions
$s in millions

Whitney Portfolio Continues
Whitney Portfolio Continues
Solid Performance
Solid Performance
• Loan mark on the acquired-performing portfolio accreted into earnings over the life of the portfolio
• Credit-impaired loan mark available for charge-offs; if not needed for charge-offs then accreted into income
• Quarterly reviews of accretion levels and portfolio performance will impact reported margin

$s in millions
Credit-
Impaired Performing Total
Whitney loan mark at acquisition
(as adjusted in 4Q11)
$284 $187 $471
Acquired portfolio loan balances at acquisition $818 $6,101 $6,919
Discount at acquisition 34.7% 3.1% 6.8%
Remaining Whitney loan mark at 9/30/13 $146 $40 $186
Remaining acquired portfolio loan balances at
9/30/13
$214 $2,617 $2,831
Acquired loan charge-offs from acquisition thru
9/30/13
$28 $9 $37
Discount at 9/30/13 68% 1.5% 6.6%
As of September 30, 2013

Peoples First Loan Mark Used
Peoples First Loan Mark Used
For Charge-Offs
For Charge-Offs
•
FDIC covered loan portfolio
•
Entire loan mark available for charge-offs; if not needed for charge-offs then accreted into income
•
Quarterly reviews of accretion levels and portfolio performance will impact reported margin
•
FDIC loss share receivable totaled $124 million at September 30, 2013
Balance reflects the total amount expected to be collected from the FDIC

$s in millions Credit Impaired
Peoples First loan mark at acquisition  (12/2009) $509
Charge-offs from acquisition thru 9/30/13 $407
Accretion since acquisition date $82
Remaining loan mark at 9/30/13 $63
Impairment reserve at 9/30/13 $60
Remaining acquired portfolio loan balances at 9/30/13 $455
Discount & allowance at 9/30/13 27%
As of September 30, 2013

• Nonperforming assets totaled $200 million
(excluding impact of closed branches in 3Q13)
Bank branches closed in August and transferred to ORE
totaled $16.4 million
ORE and foreclosed assets (excluding impact of closed
branches) declined $3.1 million  linked-quarter
Nonperforming loans down $13.9 million, or 10%,
compared to 2Q13
• Provision for loan losses was $7.6 million, down
from $8.3 million in 2Q13
3Q13 includes $6.5 million  for the non-covered loan
portfolio, compared to $7.9 million in 2Q13
3Q13 includes $1.0 million impact from covered loan
portfolio, compared to $0.4 million in 2Q13
• Non-covered net charge-offs totaled $5.4 million, or
0.18%, compared to $7.0 million, or 0.24%, in 2Q13
• Allowance for loan losses/loans 1.18%, unchanged
linked-quarter
Improved Asset Quality Metrics
Improved Asset Quality Metrics

$s in millions
Excludes covered portfolio and gross of the Whitney loan mark
As of September 30, 2013

Hancock Holding Company

➢

➢

➢

➢

➢

➢

Securities Portfolio Mix
9/30/13
Munis
$239
6%
U. S. Agencies
and other
$108
3%
CMO
$1,421
34%
MBS
$2,356
57%

Securities Portfolio Funded Loan
Growth in Third Quarter
Securities Portfolio Funded Loan
Growth in Third Quarter

• Portfolio totaled $4.1 billion, down $180 million
linked-quarter
• Decline during 3Q13 funded loan growth and
deposit runoff
Better earning asset mix
• Yield 2.24% for 3Q13, up 13 bps
Premium amortization declined $2.1 million linked-quarter
• Unrealized gain (net) of $22.3 million on AFS
• Transferred securities to held-to-maturity from
available-for-sale during the quarter
65% HTM, 35% AFS
Protects TCE in a rising rate environment
• Duration 3.84, virtually unchanged linked-quarter
Extends to 4.2 in +100 bps shift in the yield curve
Extends to 4.5 in +200 bps shift in the yield curve
Period-end balances. As of September 30, 2013
$s in millions

Deposit Mix 9/30/13
Time deposits $2,327 16%
Noninterest bearing $5,480 36%
Interest-bearing public funds $1,240 8%
Interest-bearing transaction & savings $6,008 40%

Deposit Mix 6/30/13
Time deposits $2,440 16%
Noninterest bearing $5,340 35%
Interest-bearing public funds $1,411 9%
Interest-bearing transaction & savings $5,965 40%

Strong Core Deposit
Strong Core Deposit
Funding
Funding
•
Total deposits $15.1 billion, down
approximately $100 million
•
DDA of $5.5 billion, up $140 million
linked-quarter
•
Overall decrease mainly related to a decline
in CDs and public funds
•
Funding mix remained strong
Noninterest-bearing demand deposits (DDA)
comprised 36% of total period-end deposits
No and low cost deposits comprised 76% of total
period-end deposits
Cost of funds declined 1bp to 24 bps

Period-end balances. As of September 30, 2013
$s in millions
$s in millions

Hancock Holding Company

3Q12
4Q12
1Q13
2Q13
3Q13
5.95%
5.95%
5.83%
5.47%
5.41%
4.65%
4.55%
4.40%
4.23%
4.12%
2.30%
2.21%
2.17%
2.11%
2.24%
0.30%
0.28%
0.28%
0.25%
0.24%
Loan Yield - reported
Loan Yield - core*
Securities Yield - reported
Cost of Funds - reported

4.54%
4.48%
4.32%
4.17%
4.23%
3.75%
3.61%
3.41%
3.38%
3.37%
3Q12
4Q12
1Q13
2Q13
3Q13
NIM - reported
NIM - core

Core NIM Stabilizing, Reported NIM
Core NIM Stabilizing, Reported NIM
Impacted By Purchase Accounting Adjustments
Impacted By Purchase Accounting Adjustments
•
Reported net interest margin (NIM) 4.23%, up 6 bps linked-quarter
Approximately 7 bps of NIM expansion related to $2.9 million increase in net purchase accounting adjustments linked-quarter
Decline in loan yield offset by increased yield on securities portfolio and a lower cost of funds
Better yield on new originations (up 30 bps from 2Q13)
•
Core NIM relatively stable (down 1bp)

Core NIM = reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets. (See slide 11)
As of September 30, 2013

Purchase Accounting Adjustments
Core NII & NIM Reconciliation
Purchase Accounting Adjustments
Core NII & NIM Reconciliation

($s in millions) 3Q13 2Q13 1Q13 4Q12 3Q12
Net Interest Income (TE) – reported (NII) $174.1 $171.8 $176.7 $182.8 $180.1
Whitney expected loan accretion (performing) 10.4 12.8 13.7 17.6 17.4
Whitney expected loan accretion (credit impaired) 15.8 15.9 14.6 11.5 7.9
Peoples First expected loan accretion 4.3 4.1 4.5 7.4 11.7
Excess cash recoveries* 7.7 3.1 7.5 4.0 ---
Total Loan Accretion $38.3 $35.9 $40.3 $40.5 $37.0
Whitney premium bond amortization (2.8) (3.4) (3.5) (5.4) (5.8)
Whitney and Peoples First CD accretion .1 .2 .3 .3 .4
Total Net Purchase Accounting
Adjustments (PAAs) impacting NII
$35.6 $32.7 $37.1 $35.5 $31.5
Net Interest Income (TE) – core
(Reported NII less net PAAs)
$138.5 $139.0 $139.7 $147.3 $148.6
Average Earning Assets $16,385 $16,500 $16,518 $16,246 $15,830
Net Interest Margin – reported 4.23% 4.17% 4.32% 4.48% 4.54%
Net Purchase Accounting Adjustments (%) .86% .79% .91% .87% .79%
Net Interest Margin - core 3.37% 3.38% 3.41% 3.61% 3.75%
* Excess cash recoveries include cash collected on certain zero carrying value acquired loan pools.

Hancock Holding Company

$150
$125
$100
$75
$50
$25
$0
$124
$31
$93
$135
$29
$106
$92
$27
$65
$47
$24
$23
2012
2013
2014
2015
Revenue impact
Amortization of intangibles
Pre-tax impact PAA

Purchase Accounting Adjustments
Purchase Accounting Adjustments
•
Net purchase accounting
adjustments will be part of
earnings through 2015
•
Revenue includes loan
accretion, securities
amortization, CD accretion
•
Amortization of intangibles
mainly related to the Whitney
acquisition

$s in  millions
Impact of Purchase Accounting Adjustments 2012-2015
(2013-2015 projections will be updated quarterly; subject to volatility)
As of September 30, 2013

Fee Mix 3Q13
Other
$9.5
15%
Service
Charges on
Deposit
$20.5
33%
Secondary
mortgage
operations
$2.5
4%
Bankcard and
ATM
$12.2
19%
Insurance
$3.7
6%
Investment &
annuity
$5.2
8%
Trust
$9.5
15%

Noninterest Income Reflects Changes
Noninterest Income Reflects Changes
Related to Seasonality, Economy
Related to Seasonality, Economy
• Noninterest income totaled $63.1 million, down
$0.8 million linked-quarter
• Results for trust, insurance, and investment and
annuity fees reflected some seasonality in these
lines of business and the impact of changes related
to higher equity market valuations in 2Q13
• Service charges on deposits totaled $20.5 million,
up $0.7 million from 2Q13
• Fees from secondary mortgage operations totaled
$2.5 million, down $1.7 million linked-quarter
reflecting a lower level of loans sold in the quarter

As of September 30, 2013
$s in millions

➢

Operating Expense Mix 3Q13
Amortization of intangibles $7.3 5%
ORE $2.4 1%
Other $47.2 29%
Personnel $86.9 54%
Equipment $5.1 3%
Occupancy $12.4 8%

Noninterest Expense Includes One-Time
Noninterest Expense Includes One-Time
Items; Operating Expense Declines
Items; Operating Expense Declines
• Noninterest expense totaled $182.2 million in 3Q13
Includes $20.9 million of one-time costs mainly related to
the expense & efficiency initiative
• Noninterest expense excluding one-time costs (or
operating expense) totaled $161.3 million, down
$0.9 million from 2Q13

As of September 30, 2013
$s in millions
• Personnel expense, the largest component of total
noninterest expense, totaled $86.9 million, a
decrease of $0.7 million linked-quarter
• ORE expense totaled $2.4 million down
$0.9 million from 2Q13
• Other operating expense totaled $47.2 million, up
$0.7 million from 2Q13

Hancock
Holding Company

1
2
3
4
5
6
7
Jackson
Montgomery
Alexandria
Baton Rouge
Hattiesburg
Mobile
Lake Charles
Lafayette
Houston
Tallahassee
Jacksonville
Pensacola
Panama City
Gulfport
New Orleans
10
4
Orlando
Tampa
Whitney Bank
Hancock Bank

• Closed 26 banking locations across the 5-state footprint on August 30, 2013
• Will close 2 branches in 4Q13
• Expect the previously announced sale of 7 Houston branches to close in 4Q13**
• Expect the previously announced sale of 3 Alexandria (LA) branches to close in 1Q14**
1Q14 Expense Target Mainly Achieved Through
Previously Announced Branch Closures and Sales

* * Information regarding branch sales included in press release issued on July 22, 2013
Region
# of
Branches
# of
Branches
Closed
# of
Branches
Sold
1. Houston 14 1 7
2. SW Louisiana 20 -- 3
3. Greater Baton
Rouge
33 3 --
4. Greater New
Orleans/Houma/
Thibodaux
66 2 --
5. South
Mississippi
43 1 --
6. AL/West FL
(panhandle)
43 11 --
7. East Central
Florida
23 10 --

Efficiency Ratio*
70%
65%
60%
55%
50%
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13

Efficiency & Process Improvement
Efficiency & Process Improvement
Initiative On Track
Initiative On Track
•
Committed to reducing noninterest expense in future
years by $50 million compared to annualized 1Q13
expense
50% attainment of goal by 1Q14
100% attainment of goal by 4Q14
•
Longer-term sustainable efficiency ratio target of
57%-59% set for 2016
•
Will include reviews of front and back office areas as
well as branch network and current business models
•
Expect to incur additional one-time costs through the
remainder of the initiative

$s in millions
1Q13 noninterest
expense
$160
Annualized 1Q13
noninterest expense
$640
1Q14 noninterest
expense projection
$153
4Q14 noninterest
expense projection
$147
The efficiency ratio is defined as noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles, sub debt redemption costs, securities transactions and merger expenses.
Midpoint Long-Term Efficiency Ratio Target 57% - 59%

Operating EPS excluding impact
         of excess cash recoveries
Near Term Operating EPS Guidance Near Term Operating EPS Guidance
• Volatility related to excess cash
recoveries (included in loan
accretion totals) impacting
quarterly operating EPS results
• Expect 4Q13 operating EPS
will be flat to slightly down
from 3Q13 as projections do not
include excess cash recoveries
• Expect operating EPS to begin
increasing in 1Q14 as expense
and efficiency initiatives impact
results

4Q12 1Q13 2Q13 3Q13
Operating EPS
$0.54 $0.56 $0.55 $0.56
$0.51 $0.50 $0.53 $0.50
EPS impact of excess cash
recoveries
$0.03 $0.06 $0.02 $0.06
$0.00
$0.15
$0.30
$0.45
$0.60

Hancock
Holding Company

Tangible Common Equity (TCE) Ratio
9.50%
9.00%
8.50%
8.00%
7.50%
8.68%
2Q12
3Q12
4Q12
1Q13
2Q13*
3Q13
TCE
Minimum Target

•
TCE ratio 8.68%
•
Announced stock buyback of  up to 5% of outstanding common stock
Executed an accelerated share repurchase on May 9, 2013
Total transaction amount of $115 million
Received approximately 2.8 million shares
Impacted TCE ratio by 63 bps in 2Q13
Based on current stock prices, the remaining shares of approximately 900,000 will be received no later than 2Q14
•
Continue reviewing opportunities to deploy excess capital in the best interest of the
Company and its shareholders
•
Projected capital levels exceed Basel III fully implemented, required guidelines
Solid Capital Levels
Solid Capital Levels

As of September 30, 2013
*Stock Buyback
(ASR) initiated

Hancock
Holding Company

togetherwebuild
WHITNEY
Hancock Bank.
JACKSON
MONTGOMERY
NEW ORLEANS
GULFPORT
PENSACOLA
PANAMA CITY
ORLANDO
TAMPA

Appendix 19

Non-GAAP
Reconciliation
Non-GAAP
Non-GAAP
Reconciliation
Reconciliation

*Management believes that adjusting net income to operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
$s in millions Three
Months
Ended
9/30/2013
Three
Months
Ended
6/30/2013
Three
Months
Ended
9/30/2012
Nine
Months
Ended
9/30/2013
Nine
Months
Ended
9/30/2012
Net income $33.2 $46.9 $47.0 $128.6 $104.8
Adjustments from net to operating income
Securities transactions gains/(losses) - - .9 - .9
One-time noninterest expense items:
Merger-related - - - - 45.8
Subdebt early redemption - - 5.3 - 5.3
Expense & efficiency initiative and other items 20.9 - - 20.9 -
Total one-time noninterest expense items 20.9 - 5.3 20.9 51.1
Taxes on adjustment @ 35% (7.3) - (1.5) (7.3) (17.6)
Total adjustments (net of taxes) 13.6 - 2.8 13.6 32.6
Operating income* $46.8 $46.9 $49.8 $142.2 $137.4

Additional Loan Data
Additional Loan Data
Additional Loan Data

*Expanded definition of O&G to include additional industry
classifications as of 9/30/13.  Portfolio increased $6.5MM versus comparable June 30, 2013 total.
E&P
$420
34%
Product
Transportation
$38
3%
Wholesale/
Refinement
$117
10%
Support -
Drilling
$252
20%
Support - Non-
Drilling
$411
33%
Oil & Gas Portfolio* 9/30/13
$s in millions 9/30/2013 6/30/2013 $ change % change 9/30/2012 $ change % change
Loans (EOP) 11,735 $  11,682 $  53 $        0% 11,434 $  300 $
3%
Commercial 4,625 4,653 (28) -1% 4,236 390 9%
Construction 920 967 (46) -5% 1,045 (124) -12%
Real Estate 2,915 2,872 43 1% 2,907 8 0%
Residential mortgage 1,695 1,616 79 5% 1,562 134
9%
Consumer 1,579 1,573 5 0% 1,685 (107)
-6%
Covered Loans 392 $        431 $        (39) $      -9% 556 $        (164) $    -29%
Commercial 24 26 (2) -8% 22 2
11%
Construction 23 26 (3) -12% 48 (25)
-52%
Real Estate 60 72 (12) -17% 107 (47) -44%
Residential mortgage 224 235 (12) -5% 272 (48) -18%
Consumer 61 71 (10) -14% 107 (47)
-43%
Loans excluding covered 11,343 $  11,251 $  92 $        1% 10,879 $  464 $      4%
Commercial 4,601 4,627 (26) -1% 4,214 387 9%
Construction 897 940 (43) -5% 997 (99) -10%
Real Estate 2,855 2,800 55 2% 2,800 55
2%
Residential mortgage 1,472 1,381 91 7% 1,290 182
14%
Consumer 1,518 1,503 15 1% 1,578 (60) -4%

Hancock
HOLDING COMPANY

Strong Opportunities

Hancock Holding Company

Hancock Holding Company

Third Quarter 2013 Financial Results October 24, 2013 Third Quarter 2013 Financial Results October 24, 2013